UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 18, 2005

PARADIGM OIL AND GAS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-103780	33-1037546
(State or Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

12880 Railway Avenue, Unit 35,
Richmond, B.C., Canada V7E 6G4
phone: (604) 275-6519 fax: (604) 275-6301
(Address and telephone number of principal executive office)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

ANNUAL AND SPECIAL GENERAL MEETING – JULY 18, 2005

On July 18, 2005, Paradigm Oil And Gas, Inc. held an Annual and Special General Meeting to, among other things, elect directors, appoint certifying independent accountants and to change to Corporation’s bylaws.

On June 08, 2005, the record date for the Meeting, the Corporation had 36,366,880 shares of Common Stock outstanding. Attendance consisted of 22,964,133 shares which were represented by proxy votes or shareholders who attended in person.

The audited financial statements for the year ended December 31, 2005 were presented to the meeting and approved as distributed.

The number of directors was fixed at two. As a result of the resignation of Mr. Shiraz Dhanani on June 20, 2005 following the mailing of the Information Circular and Proxy Statement, only Mr. Robert L. Pek stood for election and was elected a director.

The Meeting approved the ratification of Telford Sadovnick P.L.L.C. as independent auditors of the Corporation for the current financial year ending December 31, 2005.

A special resolution was presented to the Meeting to approve an amendment to the Corporation’s Bylaws by changing the first sentence of Bylaw 1.05, Quorum and Adjourned Meetings, from “A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders” to “10% of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders”. The motion was passed by a majority of votes.

There was no further business presented to the meeting which was then adjourned.

Item 9.01 Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature	Title	Date
/s/ “Robert L. Pek”	President, Chief Executive Officer (Principal Executive Officer), Secretary Treasurer, Chief Financial Officer (Principal Financial and Accounting Officer) and a member of the Board of Directors	July 20, 2005

EXHIBIT INDEX

None